Exhibit 10.5
                                    MOSSY OAK
                                            BRAND CAMO

                             MANUFACTURERS AGREEMENT
                             -----------------------
                             COPYRIGHT AND TRADEMARK

     This is an agreement entered into effective may 30, 2003, by and between
Haas Ourdoors, Inc. P.O. Drawer 757, West Point, Mississippi 39773 (hereinafter
"Haas") and Innovative Designs, Inc. d/b/a idi gear, 124 Cherry Street,
Pittsburgh, PA 15223, (hereinafter "Licensee"), in which the parties agree as follows:

                             ARTICLE I - BACKGROUND
                             ----------------------

1.1  Haas has created, developed and marketed and continues to create, develop and market camouflage patterns useful in a variety of fields relating to hunting, camping, military operations, sports, general apparel and novelty items.

1.2  Haas owns copyright, trademark and proprietary rights related to certain camouflage patterns and designs and intend to obtain further copyright, trademark and proprietary rights in future camouflage patterns it creates, develops and markets.

1.3  Haas is the sole owner and has authority to grant non-exclusive licenses under one or more of its copyright, trademark and proprietary rights.

1.4  Haas and Licensee wish to enter into a license agreement under which
Licensee can market certain products that include camouflage designs owned by
Haas.

                            ARTICLE II - DEFINITIONS
                            ------------------------

2.1  Licensed Design shall mean the camouflage pattern(s) known as the Mossy
Oak(R)Break-Up(R)and/or New Break-Up(R)patterns and covered by Haas' copyrights including but not limited to U.S. Copyright Registration No. 2,227,642.

2.2  Licensed Trademark shall mean the trademarks Mossy
Oak(R)Break-Up(R)and/or New Break-Up(R).

2.3  Licensed Products shall mean a product which bears or otherwise includes a Licensed Design and is further restricted to mean only the following type of products: See Schedule A

2.4  Licensed Field shall mean the marketing of Licensed Products in the following channels of trade: Wholesale.

2.5  Licensed Territory shall mean the following geographical area: North
America.

                               ARTICLE III - GRANT
                               -------------------

3.1  Subject to the terms and conditions of this agreement, Haas hereby grants to Licensee and Licensee accepts a non-exclusive license in the Licensed
Field and Licensed Territory to manufacture, or sell products, or to have manufactured for it, and to sell Licensed Products.

3.2  Subject to the terms and conditions of this agreement, Haas also hereby grants to Licensee and Licensee accepts a non-exclusive license in the Licensed
Field and Licensed Territory to use the Licensed Trademark in association with the marketing and sale of Licensed Products.

3.3  Licensee acknowledges and agrees that the above granted license is expressly and solely limited to the marketing and sale of Licensed Products in the Licensed Field and Licensed Territory and that any use of the Licensed
Designs or Licensed Trademarks on other products or in other field territories would infringe upon Haas' rights.

3.4  Licensee further acknowledges and agrees that the license granted hereunder is non-exclusive and nothing herein shall prevent Haas from granting licenses to others.

3.5  Licensee further acknowledges and agrees that it has no right to sublicense others to use the Licensed Design or the Licensed Trademarks.

3.6  Licensee further acknowledges that all fabrics and/or any means of applying patterns to objects will be obtained only from authorized vendors.

                          ARTICLE IV - ROYALTY PAYMENTS
                          -----------------------------

4.1  Licensee shall pay Haas a one time licensing fee of $250.00. This fee shall be paid on the signing of this agreement.

4.2  Licensee shall pay to Haas for each Licensed Product sold by Licensee a running royalty of: Royalty included in the price of fabrics purchased from licensed vendors.

                                ARTICLE V - TERMS
                                -----------------

5.1  The term of this agreement is for 2 year(s) from the effective date indicated above unless either of both parties notify the other of intent to terminate pursuant to Article 8.1.

                              ARTICLE VI - QUALITY
                              --------------------

6.1  Licensee covenants and agrees that the Authorized Products shall meet acceptable industry standards in the Licensed Field and shall be the same or equivalent quality of those goods currently marketed and sold to the general public by Licensee. In order that the standard of quality of goods licensed hereby are maintained, Haas may request, but not more than twice in any quarter of any calendar year, samples of Licensed Products manufactured by and/or for
Licensee pursuant to this agreement for Haas' inspection and reasonable approval. Should Haas deem the quality of the Licensed Products to fall below the above standard, then Haas shall so inform Licensee in writing of the applicable defect or defects. Should Licensee fail in a reasonable or timely manner, which prima facie shall be deemed thirty (30) days, to provide notice to
Haas of the remedy of such defects, Haas shall have the right to cancel this agreement, provided, however, that if the defect is of such nature that it cannot be corrected or remedied within such thirty (30) day period, which in no case shall be extended for a period to exceed ninety (90) days in total.

6.2  If Licensee uses the Licensed Trademark in association with the marketing and sale of Licensed Products, Licensee covenants and agrees that its use of the marks shall comply with industry standards and the applicable trademark law. In order to ensure that the above standards are maintained, Haas may request, but not more than twice in any quarter of any calendar year samples of all Licensed Products, packages of Licensed Products, advertisements or similar material which include the Licensed Trademarks for Haas' inspection and reasonable approval. Should Haas deem the quality of the Licensed Product to fall below the above standard, then Haas shall so inform Licensee in writing of the applicable defect of defects. Should Licensee fail in a reasonable or timely manner, which prima facie shall be deemed thirty (30) days, to provide notice to
Haas of the remedy of such defects, Haas shall have the right to cancel this agreement, provided, however, that if the defect is of such nature that it cannot by corrected or remedied within such thirty (30) day period, then this agreement shall no be canceled so long as Licensee diligently proceeds to cure or remedy said defect beyond said thirty (30) day period, which in no case shall be extended for a period to exceed (90) days in total.

                              ARTICLE VII - MARKING
                              ---------------------

7.1  Licensee shall place on the Licensed Products in a manner prescribed by the copyright laws, a sufficient copyright notice. Unless otherwise indicated, such notice shall include the copyright notice(R), the year of publication, and an identification of Haas Outdoors as the owner. Haas shall have the right to designate to Licensee the particular copyright notice to be used on one or all
Licensed Products. To the extent that Haas does so designate that a particular copyright notice be used, the Licensee shall use that particular notice.

7.2  Licensee covenants and agrees that in all instances where Haas so desires, Licensee will include on Licensed Products the Authorized Trademark associated with the Authorized Design and shall also include, when requested, an appropriate trademark such as "TM" or(R).

7.3  In order to ensure that Licensee is complying with the requirements of paragraphs 7.1 and 7.2, Haas may request, but not more than twice in any quarter of any calendar year, samples of Licensed Products or other materials which contain or should contain the above markings.

                           ARTICLE VIII - TERMINATION
                           --------------------------

8.1  After one hundred and eighty days either party may terminate this agreement by giving the other at least ninety (90) days notice in writing of the intention to so terminate.

8.2  This agreement may be terminated by either party for a material breach by the other party of the provisions, hereof. Such termination shall be effective thirty (30) days after written notice to the other party of the breach, unless the material breach is remedied within that period.

8.3  Haas may terminate this agreement in the event that Licensee is delinquent in a royalty payment due thereunder, provided, however, that if such delinquency is remedied within thirty (30) days after Haas provides notice of such delinquency, the agreement shall not be terminated.

8.4  Haas may unilaterally and immediately terminate this agreement in the event that Licensee becomes insolvent, admits its inability to pay its obligations as they become due, makes an assignment for the benefits of creditors, files a voluntary petition in bankruptcy, or be adjudicated a bankrupt, or should a receiver or trustee be appointed to take possession of a substantial part of the assets of Licensee, or should a moratorium interruption in the payment of bills by Licensee be ordered by a court or agency with competent jurisdiction.

8.5  In the event of termination of this agreement, Licensee shall have the right to complete all contracts for the sale of Licensed Products under which
Licensee is obligated on the date of termination, provided Licensee pays royalties on such sales as required in Article 4.2 hereof and provided all such sales are completed within six (6) months after the date of termination.

8.6  Subject to the exceptions set forth in paragraph 8.5 above, upon termination of this agreement Licensee shall discontinue to manufacture or have manufactured Licensed Products and shall discontinue and not use in the future the Licensed Designs and Licensed Trademarks.

8.7  Haas may terminate this agreement in the event that total yardage of fabric purchased by Licensee incorporating Licensed Design for any full year of the term of this agreement shall be less than One Thousand (1,000) yards.
Royalties are included in the price of fabrics purchased from licensed converters.

8.8  The proposal for license between Haas and Licensee will be for 60 days from the date that the agreement is received by Licensee. If the contract is not executed within the 60 day limit it will be considered null and void unless an extension is agreed by both parties in writing.

                        ARTICLE IX - PROPRIETARY INTEREST
                        ---------------------------------

9.1  It is agreed and understood by the parties that6 nothing in this agreement shall confer upon Licensee any proprietary interest in the Licensed
Designs, the Licensed Trademarks, or any other copyright, trademark and patent rights owned by Haas.

9.2  Licensee acknowledges and agrees that Haas is the owner of the Licensed
Designs and Licensed Trademarks and that Licensee will not contest the validity or enforceability of the Licensed Trademarks or Haas' copyrights in the Licensed
Designs.

9.3  Any use of the Licensed Trademarks by Licensee shall inure solely to the benefits of Haas.

                            ARTICLE X - BEST EFFORTS
                            ------------------------

10.1  Licensee shall use its best efforts to sell, to promote the sale of, to generate demand for and to maintain ample capacity to supply demand for
Licensed Products in the Licensed Field and Licensed Territory.

ARTICLE XI - MISCELLANEOUS

11.1  This agreement is personal to the parties and shall not be assigned by either party without the prior written consent of the other, except that it is assignable to the successor in interest to the entire business of any such party.

11.2  All notices required under this agreement shall be in writing and shall for all purposes deemed to be given and received if sent by certified or registered mail, postage prepaid, to the respective parties at the following addresses:

         Haas Outdoors, Inc.            Innovative Designs, Inc. d/b/a idi gear
         P.O. Drawer 757                124 Cherry Street
         West Point, MS  39773          Pittsburgh, PA 15223

Either party may change its address herein by written notice to the other party.

11.3  A party's failure to perform hereunder shall not be a breach hereof if such failure is caused by conditions beyond its control, provided however, that such a party shall notify the other party in writing thirty (30) days of commencement of such condition. Nevertheless, Haas may terminate this agreement on thirty (30) days advance written notice if any such failure to perform by
Licensee continues for six (6) months.

11.4  This is the entire agreement between the parties and supersedes all previous agreements, understandings, representations or warranties between the parties relating to the subject matter hereof. No amendment, alteration or waiver of any provision of this agreement shall be effective unless in writing signed by authorized representatives of both parties.

11.5  If any provision of this agreement is determined to be invalid or unenforceable by a court of competent jurisdiction, it shall be deleted from the agreement, but the remaining provisions shall not be affected or impaired thereby.

11.6  This agreement shall be construed in accordance with the laws of the
State of Mississippi.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their authorized representatives.

Date: 6-24-03                       Haas Outdoors, Inc.
                                    By: /s/ Sammie Knight
                                    Sammie Knight, Executive Vice President
                                    Licensing & Sales

Date: 6-16-03                       Innovative Designs, Inc. d/b/a idi gear
                                    By: /s/ Joseph Riccelli
                                    Joseph Riccelli (Name)
                                    CEO (Title)

Account Representative: Pam Strickland

                                   SCHEDULE A
                                   ----------

                     INNOVATIVE DESIGNS, INC. d/b/s idi gear

Product           Fabric                  Distribution  Pattern  Royalties
----------------- --------------  ------  ------------  -------  -------------------
All-in-One        Rip stop nylon  Schott  Wholesale     BU, NBU  Included in Fabrics
----------------- --------------  ------  ------------  -------  -------------------
All in One
Accessory" seat
cushion w/pillow,
thermal rain
parka, sleeping
bag, flotation
raft, comforter
and picnic blanket
----------------- --------------  ------  ------------  -------  -------------------

 *****************************************************************************

Patterns:               Registration No.   Trademark Registration No.   Code
-------------------------------------------------------------------------------
Original BreakUp(R)     VAU 429-017        2109659                      BU
New Break Up(R)         VAU 542-518        76/374042                    NBU
Mossy Oak(R)            VAU 96-523         2,227,642; 2003245           MO

PLEASE NOTE: Your company is licensed to manufacture only the products set forth in this Schedule A. Any delineation from this Schedule A will be a breach of the agreement and your agreement will be subject to termination.